UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2020

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CDK Global, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36486	46-5743146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Hassell Road

Hoffman Estates, Illinois 60169

(Address of Principal Executive Offices) (Zip Code)

(847) 397-1700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CDK	NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2020, CDK Global, Inc. (the "Company") entered into a Share Sale and Purchase Agreement (the "SPA") by and among the Company and, solely for the limited purposes set forth therein, certain of its subsidiaries, CDK Global Holdings (UK) Limited, a private company limited by shares incorporated in England and Wales with registered number 09347879 (the "Target"), and Concorde Bidco Limited, a private limited company registered in England and Wales with registered number 13025706 (the "Buyer"), pursuant to which the Buyer has agreed to purchase all of the Company's CDK International business segment (the "Business").  The Buyer is an affiliate of private equity firm Francisco Partners.

The SPA provides that the Buyer will purchase from the Company all of the issued share capital of the Target for an all-cash price of $1.45 billion, subject to customary adjustments (together with the other transactions contemplated by the SPA, the "Transaction").  The Transaction is expected to close in the third quarter of the Company's fiscal year 2021.

Consummation of the Transaction is subject to customary closing conditions, including: (i) receipt of customary regulatory approvals, (ii) the completion of the required works council consultation processes, (iii) the completion of certain pre-Transaction reorganization and restructuring, and (iv) as to each of the Company and Buyer, the material accuracy of the other party's representations and warranties and the other party's compliance with its covenants and agreements contained in the SPA in all material respects.

The parties have made customary representations and warranties and have agreed to customary covenants in the SPA.  In addition, the parties have agreed to mutual non-competition and non-solicitation arrangements, subject to customary exceptions.

The SPA contains certain termination rights for the Company and the Buyer, including (subject to certain limitations) the right to terminate the SPA if the Transaction is not consummated by May 31, 2021 (the "Termination Date"), which may be extended by either the Company or the Buyer for a period of 60 days if all of the conditions to the closing of the Transaction have been satisfied or waived other than those conditions relating to certain regulatory matters.  Under the SPA, the Buyer must pay the Company a termination fee of $70 million if  the SPA is terminated because the Termination Date has passed, due to Buyer's breach or due to a governmental authority restraining the closing and at the time of termination there are any antitrust approvals that have not been obtained, or if the SPA is terminated by the Company because the Termination Date has passed or for the Buyer's breach, or if the Buyer terminates at a time when it has breached its obligation to close.

In connection with the execution of the SPA, certain funds affiliated with Francisco Partners provided the Buyer with an equity commitment letter to fund, subject to the conditions set forth therein, the entire purchase price at the closing of the Transaction.   The Company is a third party beneficiary to the Buyer's equity commitments pursuant to the terms and conditions of the equity commitment letter and entitled to specifically enforce the same.   In connection with the execution of the SPA, certain funds affiliated with Francisco Partners provided the Company with a limited guarantee of the payment of any termination fee as described above.  The foregoing descriptions of the SPA and the Transaction do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the SPA, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2020.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the sale of the Business as described under Item 1.01 above, the Company expects to incur costs of approximately $35 million for outside services which will primarily consist of investment banking, accounting and legal services. The Company expects to incur the majority of these costs in fiscal 2021, all of which will result in cash expenditures.  The Company may incur additional costs associated with the sale of the Business as the foregoing costs are estimates and subject to change. The Company anticipates providing more detailed disclosures regarding the Transaction in its Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2020.

Item 7.01. Regulation FD Disclosure.

On November 30, the Company issued a press release announcing the entry into a definitive agreement to divest its CDK International business segment and a presentation regarding such divestiture. A copy of the press release and presentation are furnished as Exhibits 99.1 and 99.2 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 and 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise be subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if it is expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by CDK Global, Inc. on November 30, 2020
99.2	Presentation issued by CDK Global, Inc. on November 30, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDK Global, Inc.

Date: November 30, 2020	By:	/s/ JOSEPH A. TAUTGES
Joseph A. Tautges
Executive Vice President, Chief Financial Officer (principal financial officer)